UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Appliance Recycling Centers of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

__________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 10, 2007

__________________________

TO OUR SHAREHOLDERS:

The annual meeting of the shareholders of Appliance Recycling Centers of America, Inc. will be held on Thursday, May 10, 2007 at 3:30 p.m., at the Appliance Recycling Centers of America, Inc. corporate offices located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  At the meeting, shareholders will act on the following matters:

•                  Proposal One: The election of four directors to serve for a term of one year expiring at the 2008 annual meeting of shareholders.

•                  To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on March 16, 2007 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the meeting.

Each of you is invited and urged to attend the annual meeting in person if possible.  Whether or not you are able to attend in person, you are requested to date, sign and return promptly the enclosed proxy in the envelope enclosed for your convenience or vote your proxy by using our internet voting service at “http://www.eproxy.com/arci/.”

By Order of the Board of Directors

Denis E. Grande, Secretary

April 6, 2007

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Boulevard

Minneapolis, Minnesota 55426

PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement contains information relating to the annual meeting of shareholders of Appliance Recycling Centers of America, Inc. (the “Company”) to be held on Thursday, May 10, 2007, beginning at 3:30 p.m., at the corporate offices of the Company, located at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  The enclosed proxy is solicited on behalf of the Board of Directors of the Company for use at the 2007 annual meeting of shareholders and any adjournment or postponement of the meeting.  The approximate date on which this proxy statement and form of proxy will first be sent or given to shareholders is April 6, 2007.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, shareholders will act upon the matters described in the accompanying notice of annual meeting of shareholders.  This includes the election of four directors.  In addition, the Company’s management will report on the performance of the Company during the 2006 Fiscal Year and respond to questions from shareholders.

Who is entitled to vote?

Only shareholders of record of outstanding common stock of the Company at the close of business on the record date, March 16, 2007, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting.  Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock of the Company outstanding on the record date will constitute a quorum.  A quorum is required for business to be conducted at the meeting.  As of the record date, 4,341,277 shares of common stock of the Company were outstanding.  If you submit a properly executed proxy card or vote your proxy by using the internet voting service, even if you abstain from voting, you will be considered part of the quorum.

How do I vote?

Sign and date each proxy card you receive and return it in the prepaid envelope or vote using our internet voting service.  If you return your signed proxy card or vote using our internet voting service but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees in Proposal 1.

Can I change my vote after I return my proxy card or my internet vote?

Yes.  Even after you have submitted your proxy or voted by internet, you may change your vote at any time before the proxy is exercised at the meeting.  You may change it by:

1)              Returning a later-dated signed proxy card or re-accessing the internet voting site listed on your proxy card;

2)              Delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426; or

3)              Attending the meeting and voting in person at the meeting (although attendance at the meeting without voting at the meeting will not, in and of itself, constitute a revocation of your proxy).

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of the proposal in this proxy statement.  In summary, the Board recommends a vote:

•                  FOR the election of each of the nominated directors (see Proposal 1 on page 5).

If you submit your proxy card or vote by internet, then unless you give other instructions on your proxy card or your internet vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each Proposal?

For Proposal 1, the election of directors, each shareholder will be entitled to vote for four nominees and the four nominees with the greatest number of votes will be elected.

With respect to any other matter that properly comes before the meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the proposal will be required for approval.  A properly executed proxy marked “ABSTAIN” with respect to any proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposal to be acted upon.  Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on the proposal and will not be counted in determining the number of shares necessary for approval of the proposal.  Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Who will count the vote?

An Inspector of Elections will be appointed for the annual meeting and will work with a representative of Wells Fargo Shareowner Services, our independent stock transfer agent, to count the votes.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card.  To ensure that all your shares are voted, sign and return all proxy cards or use the internet voting service for each proxy card.  We encourage you to have all accounts registered in the same name and address (whenever possible).  You can accomplish this by contacting our stock transfer agent, Wells Fargo Shareowner Services, at 1-800-468-9716.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the 2007 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your proxy gives authority to Edward R. Cameron and Denis E. Grande to vote on such matters at their discretion.

When are shareholder proposals for the 2008 annual meeting of shareholders due?

To be considered for inclusion in the Company’s proxy statement for the Company’s annual meeting to be held in 2008, shareholder proposals must be received at the Company’s offices no later than November 30, 2007.  Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, and must be submitted in writing and delivered or mailed to the Company’s Secretary, at Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.

Under Rule 14a-4(c)(1), any shareholder who wishes to have a proposal considered at the 2008 annual meeting of shareholders, but not submitted for inclusion in the Company’s proxy statement, must set forth such proposal in writing and file it with the Secretary of the Company no later than February 13, 2008.  Failure to notify the Company by that date would allow the Company’s proxy holders to use their discretionary voting authority (to vote for or against the proposal) when the proposal is raised at the annual meeting without any discussion of the matter being included in the Company’s proxy statement.

Who pays for the cost of this proxy solicitation?

The expense of the solicitation of proxies for this annual meeting, including the cost of mailing, has been or will be borne by the Company.  Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals and the Company will reimburse them for their expense in so doing.  In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally by certain of the Company’s directors, officers and regular employees, without additional compensation.  No proxy solicitors have been hired in connection with the annual meeting.

COMMON STOCK OWNERSHIP

Beneficial Ownership of Common Stock

The following table sets forth as of March 16, 2007 the beneficial ownership (which includes shares which may be acquired in the next 60 days through the exercise of options or warrants) of common stock by each of the Company’s directors, including director nominees, each of the executive officers named in the Summary Compensation Table on page 12 (the “Named Executive Officers”), and all directors and executive officers of the Company as a group, as well as information about beneficial owners of 5% or more of the Company’s common stock.  Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

Beneficial Owner	Position with Company	Number of Shares Beneficially Owned (1)	Percent of Outstanding (2)
Directors and executive officers:
Edward R. Cameron (3)	Chairman of the Board, President and Chief Executive Officer	375,689	8.6%
Duane S. Carlson (4)	Director	61,875	1.4%
W. William Bednarczyk (4) (5)	Director	278,750	6.4%
Albin S. Dubiak (4)	Director	8,750	0.2%
All executive officers and directors as a group (5 persons) (4)		727,213	16.3%
Other 5% shareholders:
Perkins Capital Mgmt. Inc. (6)		796,250	18.3%
Medallion Capital, Inc. (7)		516,000	11.9%
White Pine Capital, LLC (8)		470,130	10.8%

(1)               Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)               Applicable percentage of ownership is based on 4,341,277 shares of common stock outstanding as of March 16, 2007 plus, for each shareholder, all shares that such shareholder could purchase within 60 days upon the exercise of existing stock options.

(3)               Includes 50,000 shares which could be purchased within 60 days upon the exercise of existing stock options.  These options were granted to Mr. Cameron under the Company’s stock option plan in 2005 in consideration of his performance for the Company.  The address for Mr. Cameron is 7400 Excelsior Blvd., Minneapolis, Minnesota 55426.

(4)               Includes shares which could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows:  Mr. Carlson, 57,500 shares; Mr. Bednarczyk, 8,750 shares; Mr. Dubiak, 8,750 shares; and all directors and executive officers as a group, 127,000 shares.

(5)               The address for Mr. Bednarczyk is 6566 France Ave. South, #1004, Edina, Minnesota 55435.

(6)               According to a Schedule 13G filed January 12, 2007, Perkins Capital Management, Inc. (“Perkins Capital”) beneficially owned 796,250 shares of common stock as a result of serving as investment advisor to various clients.  Perkins Capital has sole dispositive power as to all 796,250 shares and sole voting power as to 628,350 shares.  The address for Perkins Capital is 730 East Lake Street, Wayzata, Minnesota 55391.

(7)               According to information provided to the Company, Medallion Capital, Inc. (“Medallion”) has sole dispositive power and sole voting power as to all 516,000 shares.  The address for Medallion is 3000 West County Road 42, Suite 301, Burnsville, Minnesota 55337.

(8)               According to a Schedule 13G filed February 9, 2007, White Pine Capital, LLC (“White Pine”) beneficially owned 470,130 shares of common stock as a result of serving as investment advisor to various clients.  White Pine has sole dispositive power and sole voting power as to all 470,130 shares.  The address for White Pine is 60 South 6th Street, Suite 2530, Minneapolis, Minnesota 55402.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, its executive officers and any persons holding more than 10% of outstanding common stock are required to file reports concerning their initial ownership of common stock and subsequent changes in that ownership.  The Company believes that the filing requirements for the last fiscal year were satisfied, except that Medallion has not filed a Form 4 reporting a change in its ownership of the Company’s common stock.

In making the above disclosure, the Company has relied on the written representations of its directors, executive officers and beneficial owners of more than 10% of common stock and copies of the reports that they have filed with the Securities and Exchange Commission.

PROPOSAL ONE — ELECTION OF DIRECTORS

General Information

The property, affairs and business of the Company are managed under the direction of the Board of Directors.  A board of four directors is to be elected at the meeting.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s four nominees named below.  The term of office for each person elected as a director will continue until the next annual meeting of shareholders and until a successor has been elected and qualified, or until such director is removed or resigns.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated.  All nominees have indicated a willingness to serve if elected.  The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies which have been properly executed and returned or properly voted using the internet voting service will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon.  In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

The Board recommends a vote FOR all of the nominees.

Nominees

The names of the nominees, all of whom are currently serving as directors of the Company, are set forth in the table below.  Following the table is certain information for at least the last five years regarding each nominee.

Name	Position with Company	DirectorSince	Age
Edward R. Cameron	Chairman of the Board, Director, President and Chief Executive Officer	1976	66
Duane S. Carlson	Director	1990	71
W. William Bednarczyk	Director	2005	62
Albin S. Dubiak	Director	2005	66

Edward R. Cameron is the founder and has been the President of the Company since its inception in 1976.  He has been a director and Chairman of the Board of the Company since 1989 and prior to 1989 was a director of a predecessor of the Company.  Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses.  Mr. Cameron has a Bachelor of Science degree in business administration from Montana State University.

Duane S. Carlson has been a director of the Company since 1990.  Mr. Carlson is currently a self-employed business consultant, as he was from 1988 to 1991.  From 1991 to 1997, Mr. Carlson was executive vice president and chief financial officer of NetStar, Inc., a company engaged in the development, manufacturing and marketing of high-speed computer communications equipment.  He was a founder of NetStar, Inc. and was a member of its board of directors.  NetStar, Inc. became a wholly-owned subsidiary of Ascend Communications, Inc. on August 15, 1996 and is now part of Lucent Technologies, which acquired Ascend.  He was a founder of Lee Data Corporation and from 1979 to 1988 was employed by Lee Data Corporation (which became Carleton Corporation and is now part of Oracle, Inc.) in various capacities, most recently as chief financial officer and executive vice president, and was also a member of the board of directors.  Mr. Carlson also currently serves as a director of several privately held companies.

W. William Bednarczyk has been a director of the Company since June 2005.  Mr. Bednarczyk is currently an independent management consultant specializing in personal investment portfolios and venture capital activities.  He formerly held the position of vice president, human resources and administration with Gelco Corporation and was director of employee/labor relations with The Toro Company.  In addition, he was a partner in a Cost Cutter franchise, with salons in Wisconsin, Florida and Kansas.  He served as a park commissioner and as treasurer for the City of Minneapolis.  Mr. Bednarczyk holds a B.A. from the University of St. Thomas and an M.A. in industrial relations from the University of Minnesota.

Albin S. Dubiak has been a director of the Company since June 2005.  Since 2000, Mr. Dubiak has been a member of the investment committee of Sisters of Charity of Leavenworth Health System, and since 2003 has been chair of the committee.  From 1993 until retiring in 2001, he was employed by First Asset Management, where he served as director of investment research and manager of the First American Small Cap Value Fund.  Prior to that, he held management positions with First Bank System in investor relations and financial and strategic planning, and also served as treasurer.  Mr. Dubiak earned a B.S. in business administration from Indiana University and an M.B.A. from the University of Arizona.

Director Independence

There are no family relationships between any of the nominees, directors or executive officers of the Company.  In addition, Duane S. Carlson, W. William Bednarczyk and Albin S. Dubiak, the non-management directors of the Board, are “independent” directors as defined under The NASDAQ Stock Market (NASDAQ) rules.  Harry W. Spell, a director since 1991 who did not stand for reelection at last year’s annual meeting and whose term expired as of May 4, 2006, was also an “independent” director as defined under NASDAQ rules.

Actions and Committees of the Board of Directors

In 2006, the Board of Directors met five times.  The Board of Directors has two standing committees, the Audit Committee and the Compensation and Benefits Committee.  In 2006, the Audit Committee met five times and the Compensation and Benefits Committee met two times.  The full Board serves as a nominating committee, and met once in that capacity in 2006.  The Board currently has no other standing committees and has no current plans to establish additional committees.  Each director attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served.  It is the Company’s policy that all Directors should attend the annual meeting of shareholders.  All directors attended the annual meeting of shareholders held on May 4, 2006.

Compensation and Benefits Committee

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of non-employee directors Mr. Carlson, Mr. Bednarczyk (Chairman) and Mr. Dubiak, who are also “independent” directors as defined under NASDAQ rules.  The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses.  The Compensation Committee may administer and make grants under the Company’s stock option plans.

The Compensation Committee does not operate under a written charter.  In the performance of its duties, the Compensation Committee may select independent compensation consultants to advise the committee when appropriate.  In addition, the Compensation Committee may delegate authority to subcommittees where appropriate.

The Compensation Committee may separately meet with management if deemed necessary and appropriate.  Annual compensation for the Company’s executive officers, other than the CEO, is recommended by the CEO and approved by the Compensation Committee.  The annual compensation for the CEO is recommended by the Compensation Committee and formally approved by the full Board of Directors.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee, comprised of Messrs. Carlson (Chair), Dubiak and Bednarczyk, is responsible for the review and approval of all related-party transactions between the Company and any executive officer, director or director nominee of the Company, or any immediate family member of any such person.  In addition, all related-party transactions that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by the Audit Committee.  The policies and procedures regarding the approval of all such related-party transactions have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company.

Board Practice Related to Nominations of Directors

Due to the Board’s relatively small size, the Board as a whole performs functions equivalent to that of a nominating committee.  In that capacity, the Board has no written charter.  Duane S. Carlson, W. William Bednarczyk and Albin S. Dubiak, the non-management directors of the Board, are “independent” directors as defined under NASDAQ rules.

The Board will consider director candidates recommended by shareholders.  The criteria applied by the Board in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a shareholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by shareholders.  Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

The Board identifies director candidates primarily by considering recommendations made by directors, management, and shareholders.  The Board also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses.  The Board did not retain any such third party with respect to the director candidates described in this Proxy Statement. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership.  The Board does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole.  Director candidates recommended by shareholders are evaluated in the same manner as candidates recommended by other persons.

Board Contact Information

If you would like to contact the Board or any committee of the Board, you can send an email to board@arcainc.com, or write to the Company, c/o Secretary, 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

INFORMATION CONCERNING OFFICERS AND KEY EMPLOYEES
WHO ARE NOT DIRECTORS

Bruce J. Wall, 52, is the Vice President of Resource Efficiency Programs, a position he has held since October 2000.  Mr. Wall is responsible for expanding the scope of services offered to utility companies and developing programs to provide resource efficiency benefits.  Previously, Mr. Wall was employed by the Company as a National Account Manager from 1993 to 1997.  From 1997 until rejoining the Company in 2000, Mr. Wall worked for Northeast Energy Efficiency Partnerships, Inc., where he facilitated and managed groups to develop, implement and evaluate regional market transformation strategies.

Patrick J. Winters, 35, is the Controller, a position he has held since January 2005.  Mr. Winters directs the Company’s financial and accounting compliance, compiles and analyzes the Company’s financial statements and manages all of the company’s day-to-day accounting operations, including billing, collections and accounts payable.  From 1998 to 2005, Winters held the positions of Accounting Manager, General Accounting Supervisor, and Accountant for the Company.

Bradley S. Bremer, 38, is the Vice President of Retail Operations, a position he has held since February 2007.  Mr. Bremer is responsible for directing all aspects of the Company’s retail division, including the management of sales, marketing and operations for the Company’s ApplianceSmart stores.  He also oversees the planning and development of new ApplianceSmart stores, programs and services.  From 2000 to 2007, Mr. Bremer held the position of Retail Operations Manager for the Company.

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) is composed entirely of non-employee directors Mr. Carlson, Mr. Bednarczyk (Chairman) and Mr. Dubiak, who are also “independent” directors as defined under NASDAQ rules.  The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefit programs and determination of officer bonuses.  Either the Compensation Committee or the entire Board may administer and make grants under the Company’s 2006 Stock Option Plan.

Role of Management

Annual compensation for the Company’s executive officers, other than the CEO, is recommended by the CEO and approved by the Compensation Committee.  The individual salary recommendations may vary based on the CEO’s assessment of the value of that position to the Company, the executive’s individual performance and the CEO’s views as to comparative compensation for like positions at other companies.  The annual compensation for the CEO is recommended by the Compensation Committee, which is comprised of all non-employee directors, and formally approved by the full Board of Directors.

Compensation Philosophy

The Company believes that compensation of the Company’s key executives should be sufficient to attract and retain highly-qualified personnel and should also provide meaningful incentives for superior performance.  The Company seeks to reward achievement of long-term and short-term performance goals, including the development of new customers, increasing sales volume, meeting or exceeding financial targets and other factors.

Executive Compensation Programs

Compensation of the Company’s executives generally consists of a base salary, a cash bonus and long-term incentive compensation in the form of stock options.  The Company does not utilize a formulaic approach to executive base compensation.  The Company currently provides no retirement benefits to its executive officers except for the Company’s 401(k) Plan.

Cash Compensation.  In principle, the Company’s executive compensation approach is to place each officer’s base salary in the midrange of executive compensation levels for companies of a similar size.  Salaries for certain officers of the Company were increased by 3.5% for 2006.

The amount of any incentive compensation awarded under the Company’s incentive compensation plan for all officers is based on the successful and timely achievement of Company goals, including financial performance and positioning for future results.

Incentive awards of approximately 10% of annual base salary were granted to officers for 2006, payable in April 2007.  General Managers receive an award based on a formula, which considers both profit at their center and individual merit.  Incentive awards between 4% and 8% of annual base salary were granted to general managers for 2006, payable in April 2007.

Long-Term Incentive Compensation.  Stock options are awarded to provide incentives to the officers to promote improved long-term performance of the Company.  Option grants for all officers other than the CEO are recommended by the CEO.  No options were granted to officers in 2006.

Chief Executive Officer Compensation.  The compensation for Edward R. Cameron, the Company’s President and Chief Executive Officer, is determined by using a process and philosophy similar to that used for all other officers.  The Compensation Committee, which consists of all non-employee directors, considers its members’ views as to comparative compensation for like positions at other companies together with its own assessment of Mr. Cameron’s performance and contributions to the Company, then recommends and approves a salary, bonus and stock options which is formally approved by the full Board.  There is no specific formulaic tie between the Company’s goals and performance and the Compensation Committee’s recommendation; instead, the Compensation Committee’s judgment and discretion is used in its recommendations to the Board of Directors.

Severance Arrangements

The Chief Executive Officer does not have an employment agreement with the Company.  In addition, options provide for the forfeiture of any nonexercisable portion if the executive ceases to be an employee of the Company for any reason.  The exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

Perquisites

The Company does not provide perquisites to its Named Executive Officers that are not generally available to all employees on a non-discriminatory basis.

Stock Option Grants

The Company does not provide an annual grant of options to its executive officers, and considers the grant of options to executive officers on a case-by-case basis without regard to the timing of the release of material information.  Therefore, grants of options to executive officers are infrequent.  The stock options granted to the Named Executive Officers and other employees generally vest in equal installments on the first and second anniversaries of the grant date and expire seven years from the grant date.  The 2006 Stock Option Plan provides for an automatic grant to independent directors of an option to purchase 7,500 shares of common stock on the date of the Company’s annual meeting.  In addition, the 2006 Stock Option Plan provides for an automatic one-time grant of options to purchase 7,500 shares of common stock on the date of initial election of any new director.  The stock options granted to the Directors generally vest six months from the date of grant and expire ten years from the date of grant.

The Company’s options are granted at fair market value on a fixed date or event, with all required approvals obtained in advance or on the actual grant date.  The directors and executive officers are awarded stock options with an exercise price equal to the closing market price of the Company’s common stock on the date of grant.  Accordingly, stock options have value for the directors and executive officers only if the price of the Company’s stock appreciates in value from the date of grant.

Tax Deductibility of Pay

The Compensation Committee has reviewed the provisions of Internal Revenue Code Section 162(m) relating to the deductibility of annual executive compensation in excess of $1,000,000.  The Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company’s executive officers in the near future.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) set forth above.  Based on the review and discussions, the Compensation Committee recommended that the Board of Directors include the CD&A in this proxy statement.

March 19, 2007	The Compensation and Benefits Committee

Duane S. Carlson
Albin S. Dubiak
W. William Bednarczyk

The information set forth above in the Compensation Committee Report is not to be considered “filed” with the SEC for any purpose or “incorporated by reference” into any Securities Act or Exchange Act document of the Company for any purpose.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors.  In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

The Company had four directors in 2006, one of whom (Mr. Cameron) is an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company.  Non-employee directors of the Company receive an annual fee of $15,000 for their service as directors.  The Chairman of the Audit Committee receives an additional annual fee of $3,000 and the Chairman of the Compensation and Benefits Committee receives an additional annual fee of $1,500.  All of our directors are reimbursed for reasonable travel expenses incurred in attending our meetings. Employee directors are not compensated for their services as directors.

Non-employee directors also receive stock options under the 2006 Stock Option Plan.  The 2006 Stock Option Plan provides for an automatic grant to independent directors of an option to purchase 7,500 shares of common stock on the date of the Company’s annual meeting.  In addition, the 2006 Stock Option Plan provides for an automatic one-time grant of options to purchase 7,500 shares of common stock on the date of initial election of any new director.  All such options become exercisable in full six months after the date of grant and expire ten years from the date of grant.  The table below presents cash and non-cash compensation paid to non-employee directors for during the last fiscal year.

Non-Management Director Compensation for Fiscal-Year Ended December 30, 2006

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)		All Other Compensation ($)	Total ($)

Duane S. Carlson	$17,083	$25,500	(1)	$—	$42,583

Albin S. Dubiak	15,000	25,500	(1)	—	40,500

W. William Bednarczyk	16,000	25,500	(1)	—	41,500

Harry W. Spell (2)	3,208	—		—	3,208

(1)             The grant date fair value of each option award computed in accordance with FAS 123R was $25,500.  See Note 1 to the Company’s financial statements in the 2006 Annual Report on Form 10-K mailed with this proxy statement for discussion of the assumptions made in the valuation of option grants.  At fiscal-year-end, Mr. Carlson held options to purchase 57,500 shares of common stock; Mr. Dubiak held options to purchase 12,500 shares of common stock; and Mr. Bednarczyk held options to purchase 12,500 shares of common stock.  Mr. Spell held no options at fiscal year-end.

(2)             Harry W. Spell, who was a director since 1991, did not stand for reelection at last year’s annual meeting and his term expired as of May 4, 2006.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation earned by the Chief Executive Officer and the Chief Financial Officer for the last fiscal year.  Linda Koenig served as the Company’s Chief Financial Officer until July 2006 and cash and non-cash compensation information for Ms. Koenig is provided for that period.  No other officer of the Company received salary and bonus for any such year in excess of $100,000.  For a discussion of the amount of salary and bonus in proportion to total compensation, as well as other material factors related to summary compensation, please see the CD&A on pages 9-11 of this proxy statement.

Summary Compensation Table for Fiscal Year Ended December 30, 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)		Total ($)
Edward R. Cameron Chairman of the Board, President and Chief Executive Officer	2006	$214,615	$—	$15,000	(1)	$229,615

Linda Koenig (2) Chief Financial Officer	2006	57,266	6,100	—		63,366

(1)             Includes premiums paid by the Company for life insurance for which the Company is the beneficiary.

(2)             Ms. Koenig served as the Company’s Chief Financial Officer until July 2006.

Stock Options Granted in Last Fiscal Year

The Company did not grant any stock options to the Chief Executive Officer of Chief Financial Officer during the last fiscal year.

Outstanding Equity Awards at December 30, 2006

Option Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Edward R. Cameron Chairman of the Board, President and Chief Executive Officer	25,000	25,000 (1)	—	$3.08	05/05/2010

(1)             The option was granted under the Company’s Restated 1997 Stock Option Plan on May 5, 2005 and became exercisable with respect to 25,000 of the shares of common stock subject to the option on May 5, 2006, the one-year anniversary of the grant date.  On May 5, 2007, the two-year anniversary of the grant date, the option will be exercisable with respect to all 50,000 shares of common stock subject to the option.

Option Exercises for Fiscal-Year Ended December 30, 2006

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Edward R. Cameron Chairman of the Board, President and Chief Executive Officer	—	$—
Linda Koenig (1) Chief Financial Officer	2,000	4,175

(1)             Ms. Koenig served as the Company’s Chief Financial Officer until July 2006.

Stock Option Plans

The Company’s 2006 Stock Option Plan (the “2006 Plan”) was adopted by the Board of Directors in March 2006 and approved by the shareholders at the 2006 annual meeting of shareholders.  The 2006 Plan may be administered by the Compensation Committee or the full Board of Directors acting as the Committee.  Under the 2006 Plan, the Company has reserved an aggregate of 600,000 shares of its common stock for option grants.

The Company’s Restated 1997 Stock Option Plan (the “1997 Plan”), which was adopted by the Board of Directors on March 1997 and approved by the shareholders at the 1997 annual meeting of shareholders, expired on March 6, 2007.  As of March 16, 2007, options to purchase an aggregate of 261,500 shares were outstanding under the 1997 Plan, including options to purchase an aggregate of 76,500 shares held by employees and options to purchase an aggregate of 185,000 shares held by the Company’s non-employee directors.  Under the 1997 Plan, 208,750 options have been exercised.  Options outstanding under the expired 1997 Plan continue to be exercisable in accordance with their terms.

Under the 2006 Plan, each non-employee director is automatically granted stock options for 7,500 shares upon his or her initial election as a director and upon each re-election by the shareholders.  Each option to a non-employee director becomes exercisable six months after the date of grant, provides for the forfeiture of any nonexercisable portion if an optionee ceases to be a director for certain reasons, provides that the exercisable portion may be exercised for a period of 10 years from the date of grant, and expires on the tenth anniversary of the date of grant.  The exercise price of an option is the fair market value of the common stock on the date the option is granted.

Employees of the Company, including employee directors, are eligible to receive awards of options to purchase common stock pursuant to the 2006 Plan.  The Committee has the discretion to select eligible employees to whom awards will be granted and establish the type, price, amount, size and terms of awards, subject in all cases to the provisions of the 2006 Plan and the applicable provisions of the Internal Revenue Code.

The exercise price of an incentive stock option cannot be less than 100% of the fair market value of the common stock on the date the option is granted, except that if the optionee owns 10% or more of the voting rights of all of the Company’s stock (“10% Holder”), the exercise price of an incentive stock option cannot be less than 110% of the fair market value of the common stock on the date the option is granted.

Options granted to employees cannot be exercised prior to a set period after their date of grant, which cannot be less than one year during which time the optionee must remain employed by the Company.  Each option specifies the expiration date, which may not exceed 10 years from the date the option is granted, provided, however, that if the optionee is a 10% Holder, the exercise period with respect to incentive stock options may not exceed five years.

Unless otherwise specifically provided in an optionee’s agreement, options cannot be exercised prior to the first anniversary of the date of grant and provide for the forfeiture of any nonexercisable portion if an optionee ceases to be an employee of the Company for any reason and that the exercisable portion may be exercised for a period of three months after termination (or one year in the case of death, disability or normal retirement).

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for relations with the Company’s independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition.  The Audit Committee adopted, and the Board of Directors approved, a revised written charter for the Audit Committee which was attached as an appendix to last year’s proxy statement for the annual meeting of shareholders held on May 4, 2006.  Mr. Carlson (Chairman), Mr. Dubiak and W. William Bednarczyk, the Company’s non-employee directors, serve on the Audit Committee.  Each member of the Audit Committee is “independent,” as independence for audit committee members is defined by NASDAQ rules, and otherwise satisfies NASDAQ requirements for audit committee membership. The Board has determined that Duane Carlson is an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002.

The Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the reasonableness of significant judgments and accounting principles.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with standards of the Public Company Accounting Oversight Board (United States), their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the committee under standards of the Public Company Accounting Oversight Board (United States).  In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit.  The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held five meetings during  2006, four with the independent auditors and one without the auditors present.  In addition, at the end of each quarter the chairman of the Audit Committee discussed with the independent auditors their findings and procedures relative to the auditor’s quarterly reviews and year end audit.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 30, 2006 for filing with the Securities and Exchange Commission.

March 19, 2007	The Audit Committee

Duane S. Carlson
Albin S. Dubiak
W. William Bednarczyk

The information set forth above in the Audit Committee Report is not to be considered “filed” with the SEC for any purpose or “incorporated by reference” into any Securities Act or Exchange Act document of the Company for any purpose.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

This section should be read in conjunction with the Audit Committee Report on page 15.

The Audit Committee appointed Virchow Krause & Company LLP (VK) as the independent registered public accounting firm for the fiscal year that began January 1, 2006.  The Company will ask shareholders to ratify the appointment of VK as the independent registered public accounting firm at the meeting.  Representatives of VK are expected to be present at the meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Virchow Krause & Company, LLP independent certified public accountants, served as the independent registered public accounting firm for the Company for fiscal 2005 and fiscal 2006.  McGladrey & Pullen, LLP, independent certified public accountants, served as the independent registered public accounting firm for the Company for fiscal 2004.  A representative of Virchow Krause & Company, LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

Effective April 1, 2005, Virchow Krause & Company, LLP replaced McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the audit of fiscal year 2005.

During the periods covering the fiscal years ended December 30, 2006 and December 31, 2005, Virchow Krause & Company, LLP (VK) and McGladrey & Pullen, LLP and RSM McGladrey, Inc. (McG) performed the following professional services:

	December 31, 2005		December 30, 2006
Description	VK	McG	VK	McG
Audit fees (1)	$132,800	$—	$143,190	$28,335
Audit-related fees (2)	800	37,000	10,100	—
Tax fees (3)	2,950	28,000	21,130	—
All other fees	—	—	—	—

(1)         Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

(2)         Audit-related fees are fees principally for professional services rendered for the audit of the Company’s 401(k) employee benefit plan and technical accounting consulting and research.  Audit-related fees in 2005 from Virchow Krause & Company, LLP related to a filing of a registration statement in 2005.  Audit-related fees in 2005 from McGladrey & Pullen, LLP related to the audit of the Company’s 401(k) employee benefit plan and the filing of two registration statements in 2005.

(3)         Tax fees consist of compliance fees for the preparation of income tax returns and preparation of refund claims, tax estimates and extensions.

The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of Virchow Krause & Company, LLP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  All the fees for 2005 and 2006 were approved by the Audit Committee.

OTHER MATTERS

At the date of this proxy statement the Company’s management knows of no other matters which may come before the annual meeting.  However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

A copy of the Company’s 2006 Annual Report to Shareholders is being mailed to you with this proxy statement.  The Annual Report includes, among other things, the consolidated balance sheet of the Company as of December 30, 2006 and December 31, 2005 and the related consolidated statements of operations, shareholders’ equity and cash flows for the three years ended December 30, 2006.  If you desire an additional copy of the Annual Report or a copy of our Form 10-K filed with the SEC, you may obtain one (excluding exhibits) without charge by addressing a request to Investor Relations, Appliance Recycling Centers of America, Inc., 7400 Excelsior Boulevard, Minneapolis, Minnesota 55426.  You may also access a copy of our Form 10-K on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

Denis E. Grande, Secretary

April 6, 2007

APPLIANCE RECYCLING CENTERS OF
AMERICA, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

For Annual Meeting of Shareholders

May 10, 2007

3:30 p.m.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

7400 Excelsior Blvd.
Minneapolis, MN 55426

Appliance Recycling Centers of America, Inc.
7400 Excelsior Blvd., Minneapolis, MN 55426	proxy

The undersigned, revoking all prior proxies, hereby appoints Edward R. Cameron and Denis E. Grande, or either of them, as Proxy or Proxies, with full power of substitution and revocation, to vote all shares of stock of Appliance Recycling Centers of America, Inc. standing of record in the name of the undersigned at the close of business on March 16, 2007 at the Annual Meeting of Shareholders to be held on May 10, 2007, or at any adjournment or postponement of the meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Appliance Recycling Centers of America, Inc. and the proxy statement dated April 6, 2007 furnished with the Notice.

See reverse for voting instructions.

COMPANY #

VOTE BY INTERNET — http://www.eproxy.com/arci/ — QUICK  EASY  IMMEDIATE

•   Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 9, 2007.

•   Please have your proxy card and the last four digits of the U.S. Social Security Number available. Follow the instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Appliance Recycling Centers of America, Inc., c/o Shareowner ServicesTM, P.O. Box 64873, St. Paul, MN 55164-0873.

Note: Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote FOR Proposal 1.

1. Election of the following	01 Edward R. Cameron	03 W. William Bednarczyk	☐	Vote FOR	☐	Vote WITHHELD
nominees as directors:	02 Duane S. Carlson	04 Albin S. Dubiak		all nominees		from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR ON PROPOSAL 1.

Address Change? Mark Box				Date
Indicate changes below:	☐

Signature(s) in Box
Please sign your name exactly as it appears at left. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.